Exhibit 23.8

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use within this Amendment No. 2 to the Registration Statement on Form S-11 of Trade Street Residential, Inc. of our report dated January 23, 2013 relating to the statement of revenues and certain expenses of Vintage at Madison Crossing for the year ended December 31, 2012. We also consent to the reference to our firm under the heading “Experts” in such Amendment No. 2 to the Registration Statement.

/s/ Mallah Furman

Miami, Florida

December 20, 2013